SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------




                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 21, 2000
                              (SEPTEMBER 5, 2000)


                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                 (State or other jurisdiction of incorporation)


            0-21054                                   76-0511324
      (Commission File Number)               (IRS Employer Identification No.)



 120 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS               77478
  (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (281) 276-7000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

PRIVATE PLACEMENT OF SERIES D CONVERTIBLE PREFERRED STOCK

      On September 5, 2000, Henley Healthcare, Inc., a Texas corporation (the "Company"), sold an additional 1,000 shares of the Company's Series D Convertible Preferred Stock, par value $.10 per share (the "Series D Shares"), convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock")for an aggregate purchase price of $1,000,000. The purchasers were The Endeavour Capital Fund S.A., Esquire Trade & Invest, Inc., and Celeste Trust Reg (collectively, the "Purchasers"), each of which are accredited investors. The Purchasers had previously acquired 2,500 Series D Shares on May 23, 2000.

      The Series D Shares bear a 6% cumulative dividend payable to the holders of the Series D Shares on the date of each conversion into shares of Common Stock. The dividends shall be payable in cash or in Common Stock at the Company's option. The Series D Shares are convertible into the Company's Common Stock at the lesser of (i) 105% of the average closing bid price for the Company's Common Stock as reported by Bloomberg L.P. for the 10 consecutive trading days immediately proceeding the initial issuance of the Series D Shares (the "Fixed Conversion Price"), or (ii) the amount obtained by multiplying .8 by the average closing bid price for the Company's Common Stock as reported by Bloomberg L.P. for the lowest three trading days during the period beginning on the fifteenth day prior to the conversion date for such conversion and ending on such conversion date.

      The Series D Shares have no voting rights and rank junior to all of the Company's previously issued shares of Series A, Series B and Series C Preferred Stock. The Company, at its option, may force the conversion of the Series D Shares under certain circumstances, including if the market price of the Common Stock exceeds 300% of the Fixed Conversion Price. The Series D Shares have a liquidation preference of $1,000 per share, plus the accrued and unpaid dividends thereon through the date of final distribution.

      The placement agent, Union Atlantic LC and Union Atlantic Capital L.C., received a commission of 11% which was paid by the issuance of 110 Series D Shares. The placement agent also received a warrant to purchase 50,000 shares of common stock.

      Pursuant to the terms of the Statement of Designation of Rights and Preferences of the Series D Preferred Stock, the Company is not required to issue shares of its Common Stock on conversion of the Preferred Stock unless such shares have been approved for listing on the exchange or market on which the Common Stock is trading. The Company received shareholder approval to issue shares of Common Stock in excess of Nasdaq limitations at the annual shareholders meeting held on August 29, 2000.

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
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS.

      The following exhibits, from which schedules and exhibits have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.


3.1*     --    Statement of Designation of Rights and Preferences of the Series
               D Convertible Preferred Stock of Henley Healthcare, Inc.
4.1*     --    Registration Rights Agreement dated as of May 19, 2000, by and among Henley Healthcare, Inc., The Endeavour Capital Fund S.A.,
               Esquire Trade & Invest, Inc., and Celeste Trust Reg.
4.2*     --    Form of Series D Warrant.
10.1*    --    Securities Purchase Agreement dated as of May 19, 2000, between
               Henley Healthcare, Inc., The Endeavour Capital Fund S.A., Esquire
               Trade & Invest, Inc., and Celeste Trust Reg.
10.2*    --    Financial Consulting Agreement dated as of May 8, 2000 by and among Henley Healthcare, Inc., Union Atlantic LC and Union
               Atlantic Capital, L.C.

* Incorporated by reference to the Current Report on Form 8-K filed on June 7, 2000.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HENLEY HEALTHCARE, INC.



                                          By: /s/ JAMES L. STURGEON
                                                  James L. Sturgeon
                                               Chief Operating Officer

September 20, 2000

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
                                    EXHIBITS



3.1*     --    Statement of Designation of Rights and Preferences of the Series
               D Convertible Preferred Stock of Henley Healthcare, Inc.
4.1*     --    Registration Rights Agreement dated as of May 19, 2000, by and among Henley Healthcare, Inc., The Endeavour Capital Fund S.A.,
               Esquire Trade & Invest, Inc., and Celeste Trust Reg.
4.2*     --    Form of Series D Warrant.
10.1*    --    Securities Purchase Agreement dated as of May 19, 2000, between
               Henley Healthcare, Inc., The Endeavour Capital Fund S.A., Esquire
               Trade & Invest, Inc., and Celeste Trust Reg.
10.2*    --    Financial Consulting Agreement dated as of May 8, 2000 by and among Henley Healthcare, Inc., Union Atlantic LC and Union
               Atlantic Capital, L.C.

* Incorporated by reference to the Current Report on Form 8-K filed on June 7, 2000.

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